Target Hospitality Reports Impressive Third Quarter 2023 Results and Announces Contract Award for Pecos Humanitarian Community

THE WOODLANDS, Texas, November 8, 2023 (PRNewswire) – Target Hospitality Corp. (“Target Hospitality”, “Target” or the “Company”) (NASDAQ: TH), one of North America’s largest providers of vertically-integrated modular accommodations and value-added hospitality services, today reported results for the three months ended September 30, 2023.

Financial and Operational Highlights

●	Third quarter 2023 revenue of $145.9 million compared to $159.6 million for the same period in 2022
●	Net income of $45.6 million for the three months ended September 30, 2023, compared to $19.0 million for the same period in 2022
●	Basic and diluted income per share of $0.45 and $0.43, respectively, for the three months ended September 30, 2023
●	Adjusted EBITDA of $95.0 million for the third quarter 2023, an increase of 13% compared to the same period in 2022
●	Strong cash generation with over $153 million of Discretionary Cash Flow (“DCF”) for the twelve months ended September 30, 2023
●	Significant financial flexibility with approximately $230 million in total available liquidity and a net leverage ratio of 0.3x as of September 30, 2023
●	Enhanced liquidity profile with a $50 million expansion of the Company’s credit facility, resulting in total available capacity of $175 million (“Expanded Credit Facility”)
●	Optimizing financial position with completion of exchange offer for outstanding 9.50% Senior Notes due 2024 (“Existing Notes”) for new 10.75% Senior Notes due 2025 (“New Notes”)
●	Significant progress towards being net-debt free, with anticipated available liquidity exceeding $315 million by year-end 2023
●	Announced contract award for the Influx Care Facility (“ICF”) located at Target’s Pecos Children’s Center (“PCC”) community, solidifying its critical humanitarian mission, jointly with Target’s existing non-profit partner

Executive Commentary

“Our impressive third quarter results are a continuation of the positive momentum we have sustained over the past several years. We have established a premier operating platform, allowing us to efficiently align with customer demand, while supporting consistent strong financial results,” stated Brad Archer, President and Chief Executive Officer.

“These fundamentals have supported an enhanced financial position, centered around strengthening our balance sheet and enhancing liquidity. Coupled with this week’s PCC contract award, our accomplishments have established the foundation to actively pursue an expanding pipeline of strategic growth opportunities focused on accelerating value creation for our shareholders,” concluded Mr. Archer.

Financial Results

Third Quarter Summary Highlights

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

TH Q3 2023 Earnings Release

For the Three Months Ended ($ in '000s, except per share amounts) - (unaudited)	September 30, 2023	September 30, 2022
Revenue	$145,939	$159,565
Net income	$45,579	$19,022
Income per share – basic	$0.45	$0.20
Income per share – diluted	$0.43	$0.20
Adjusted EBITDA(1)	$95,044	$84,383
Average utilized beds	14,508	13,181
Utilization	89%	88%

Revenue for the three months ended September 30, 2023, was $145.9 million compared to $159.6 million for the same period in 2022. The decrease was driven by the Government segment and lower occupancy-based variable revenue at the Company’s PCC community, partially offset by an increase in HFS – South revenue.

Net income was $45.6 million for the three months ended September 30, 2023, compared to $19.0 million for the same period in 2022, a 140% increase.

Adjusted EBITDA was $95.0 million for the three months ended September 30, 2023, compared to $84.4 million for the same period in 2022, a 13% increase.

Capital Management

The Company had approximately $13.4 million of capital expenditures for the three months ended September 30, 2023, primarily related to asset enhancements focused on supporting the U.S. government’s critical humanitarian aid mission and enhancing HFS – South assets to match continued strong customer demand.

As of September 30, 2023, the Company had approximately $105 million of cash and cash equivalents with approximately $230 million of total available liquidity, including zero outstanding borrowings on the Company’s $125 million credit facility, and a net leverage ratio of 0.3 times.

On October 12, 2023, the Company announced it had increased the available borrowing capacity on its credit facility by $50 million, for an expanded total available capacity of $175 million. There are no outstanding borrowings on the Company’s Expanded Credit Facility.

On November 1, 2023 (“Settlement Date”), the Company announced the completion of the offer to exchange (“Exchange Offer”) any and all of its outstanding Existing Notes for cash and New Notes. On the Settlement Date approximately $181.4 million of Existing Notes were exchanged for New Notes and approximately $2.7 million in cash.

Government Influx Care Facility and Humanitarian Update

As the Company previously announced, effective March 7, 2023, a key milestone was achieved through the establishment of the five-year contracting vehicle the U.S. government would utilize to facilitate ICF contract awards. This was a critical step towards securing a long-term contract for Target’s existing PCC ICF community.

On November 6, 2023, Target’s non-profit partner was awarded a contract for the continuation of critical humanitarian services being provided at Target’s PCC community.  The contract award is a continuation of the 5-year contracting vehicle established in March of 2023, and provides the U.S. government with the ability to seamlessly ensure continuity of service offering at PCC through 2028.

Target is actively engaged in finalizing the contract specifications with its existing non-profit partner.  As a reminder this relationship, and service partnership, is supported by an 11-year exclusivity agreement associated with the PCC community.  The Company anticipates providing additional contract details as they are finalized over the coming weeks.

The contract award solidifies PCC as the longest running purpose-built ICF in the United States and illustrates the importance of this highly customized and purpose-built humanitarian asset.

Additionally, Target is actively engaged and continues to build strategic partnerships to jointly pursue the creation of new ICF sites to support surge capacity beyond the U.S. government’s existing shelter network.  These solutions span numerous

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geographic locations and are focused on providing the U.S. government with maximum flexibility as they determine the desired location of new ICF communities.

Target has served as a trusted provider of critical humanitarian solutions to the U.S. government for nearly a decade and is well positioned to expand its portfolio of long-term contract commitments supporting the U.S. government and world-class partners in this critical humanitarian mission.

Business Update

Target has remained focused on optimizing its financial position, centered on materially strengthening its balance sheet to maximize financial flexibility. The Expanded Credit Facility and successful completion of the Exchange Offer have materially advanced this initiative and significantly increased Target’s liquidity profile. Target continues to meaningfully progress towards achieving a net-debt free balance sheet and anticipates total available liquidity to exceed $315 million by year-end 2023.

Coupled with Target’s high degree of revenue visibility and continued strong cash generation, Target’s robust liquidity profile enables the Company to continue actively evaluating an expanding pipeline of strategic growth opportunities and seeks to allocate over $500 million of net growth capital through 2027. These opportunities encompass Target’s existing full-turnkey hospitality solutions, as well as broadening Target’s value chain participation through individual elements of existing core competencies.

As a result of the size and scale of these opportunities, there are inherently longer sales cycles prior to official contract award and announcement. While final outcomes remain uncertain, Target remains pleased with the continued progress of ongoing discussions involving a number of these opportunities.

The Company is reiterating its 2023 outlook, excluding acquisitions of:

●	Total revenue between $550 and $580 million
●	Adjusted EBITDA(1) between $346 and $365 million
●	Total capital spending between $30 and $35 million, excluding acquisitions
●	Zero net debt by year end 2023

In addition, the 2023 financial outlook includes non-cash infrastructure revenue amortization of approximately $117 million associated with the PCC community enhancements.

Segment Results – Third Quarter 2023

Government

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in ‘000s) - (unaudited)	September 30, 2023	September 30, 2022
Revenue	$105,541	$123,308
Adjusted gross profit(1)	$90,516	$80,948

Revenue for the three months ended September 30, 2023, was $105.5 million compared to $123.3 million for the same period in 2022. The decrease in revenue was a result of lower occupancy-based variable revenue at the Company’s PCC community.

Adjusted gross profit for the period was $90.5 million compared to $80.9 million in the same period in 2022, a 12% increase, as Target’s operational scale continues to support strong financial performance.

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Hospitality & Facilities Services - South

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in '000s, except ADR) - (unaudited)	September 30, 2023	September 30, 2022
Revenue	$37,527	$33,632
Adjusted gross profit(1)	$14,078	$13,878
Average daily rate (ADR)	$75.71	$72.73
Average utilized beds	5,342	4,936
Utilization	74%	89%

Revenue for the three months ended September 30, 2023, was $37.5 million compared to $33.6 million for the same period in 2022. Average utilized beds increased to 5,342 for the three months ended September 30, 2023, an 8% increase from the prior period, with ADR of $75.71.

Target continues to benefit from increasing customer demand, as the Company’s expansive network provides added value and superior flexibility in labor allocation while offering world-class service offerings.

All Other

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in ‘000s) - (unaudited)	September 30, 2023	September 30, 2022
Revenue	$2,871	$2,625
Adjusted gross profit(1)	$(185)	$(191)

This segment’s operations consist of hospitality services revenue not included in other segments. Revenue for the three months ended September 30, 2023, was $2.9 million compared to $2.6 million for the same period in 2022.

Conference Call

The Company has scheduled a conference call for November 8, 2023, at 8:00 a.m. Central Time (9:00 am Eastern Time) to discuss the third quarter 2023 results.

The conference call will be available by live webcast through the Investors section of Target Hospitality’s website at www.TargetHospitality.com or by dialing in as follows:

Domestic:	1-888-317-6003
International:	1-412-317-6061
Passcode:	7929402

Please register for the webcast or dial into the conference call approximately 15 minutes prior to the scheduled start time.

About Target Hospitality

Target Hospitality is one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services in the United States. Target builds, owns and operates a customized and growing network of communities for a range of end users through a full suite of value-added solutions including premium food service management, concierge, laundry, logistics, security and recreational facilities services.

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Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release (including the financial outlook contained herein) are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: operational, economic, including inflation, political and regulatory risks; our ability to effectively compete in the specialty rental accommodations and hospitality services industry, including growing the HFS – South and Government segments; effective management of our communities; natural disasters and other business distributions including outbreaks of epidemic or pandemic disease; the duration of any future public health crisis, related economic repercussions and the resulting negative impact to global economic demand; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions; our reliance on third party manufacturers and suppliers; failure to retain key personnel; increases in raw material and labor costs; the effect of impairment charges on our operating results; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance; unanticipated changes in our tax obligations; our obligations under various laws and regulations; the effect of litigation, judgments, orders, regulatory or customer bankruptcy proceedings on our business; our ability to successfully acquire and integrate new operations; global or local economic and political movements, including any changes in policy under the Biden administration; federal government budgeting and appropriations; our ability to effectively manage our credit risk and collect on our accounts receivable; our ability to fulfill Target Hospitality’s public company obligations; any failure of our management information systems;  our ability to refinance debt on favorable terms and meet our debt service requirements and obligations; and risks related to our outstanding obligations in connection with the Senior Notes.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

(1)	Non-GAAP Financial Measures

This press release contains historical non-GAAP financial measures including Adjusted gross profit, Discretionary Cash Flow, EBITDA, and Adjusted EBITDA, which are measurements not calculated in accordance with US GAAP, in the discussion of our financial results because they are key metrics used by management to assess financial performance. Our business is capital-intensive, and these additional metrics allow management to further evaluate our operating performance.  Reconciliations of these measures to the most directly comparable GAAP financial measures are contained herein. To the extent required, statements disclosing the definitions, utility and purposes of these measures are also set forth herein.

This press release also contains a forward-looking non-GAAP financial measure Adjusted EBITDA. Reconciliations of this forward-looking measure to its most directly comparable GAAP financial measures is unavailable to Target Hospitality without unreasonable effort. We cannot provide a reconciliation of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliation are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliation would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort. Although we provide a minimum of Adjusted EBITDA that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA calculation. Target Hospitality provides an Adjusted EBITDA outlook because we believe that this measure, when viewed with our results under GAAP, provide useful information for the reasons noted below.

Definitions:

Target Hospitality defines Adjusted gross profit, as Gross profit plus depreciation of specialty rental assets, loss on impairment, and certain severance costs.

Target Hospitality defines EBITDA as net income (loss) before interest expense and loss on extinguishment of debt, income tax expense (benefit), depreciation of specialty rental assets, and other depreciation and amortization. Adjusted EBITDA

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reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what management considers transactions or events not related to its core business operations:

●	Other (income) expense, net: Other (income) expense, net includes miscellaneous cash receipts, gains and losses on disposals of property, plant, and equipment, COVID-19 related expenses, and other immaterial expenses and non-cash items.
●	Transaction expenses: Target Hospitality incurred certain advisory fees associated with certain transactions during the periods presented.
●	Stock-based compensation: Charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
●	Change in fair value of warrant liabilities: Non-cash change in estimated fair value of warrant liabilities.
●	Other adjustments: System implementation costs, including primarily non-cash amortization of capitalized system implementation costs, business development, accounting standard implementation costs and certain severance costs.

Target Hospitality defines Discretionary Cash Flow as cash flow from operations less maintenance capital expenditures for specialty rental assets.

Utility and Purposes:

EBITDA reflects net income (loss) excluding the impact of interest expense and loss on extinguishment of debt, provision for income taxes, depreciation, and amortization. We believe that EBITDA is a meaningful indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization expense because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Target Hospitality also believes that Adjusted EBITDA is a meaningful indicator of operating performance. Our Adjusted EBITDA reflects adjustments to exclude the effects of additional items, including certain items, that are not reflective of the ongoing operating results of Target Hospitality.  In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale and disposal of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale and disposal of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

Target Hospitality also presents Discretionary cash flows because we believe it provides useful information regarding our business as more fully described below. Discretionary cash flows indicate the amount of cash available after maintenance capital expenditures for specialty rental assets for, among other things, investments in our existing business.

Adjusted gross profit, Discretionary Cash Flow, EBITDA and Adjusted EBITDA are not measurements of Target Hospitality’s financial performance under GAAP and should not be considered as alternatives to gross profit, net income, or other performance measures derived in accordance with GAAP, or as alternatives to cash flow from operating activities as measures of Target Hospitality’s liquidity.  Adjusted gross profit, Discretionary Cash Flow, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to Target Hospitality to reinvest in the growth of our business or as measures of cash that is available to it to meet our obligations. In addition, these non-GAAP measures may not be comparable to similarly titled measures of other companies. Target Hospitality’s management believe that Adjusted gross profit, Discretionary Cash Flows, EBITDA and Adjusted EBITDA provides useful information to investors about Target Hospitality and its financial condition and results of operations for the following reasons: (i) they are among the measures used by Target Hospitality’s management team to evaluate its operating performance; (ii) they are among the measures used by Target Hospitality’s management team to make day-to-day operating decisions, (iii) they are frequently used by

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securities analysts, investors and other interested parties as a common performance measure to compare results across companies in Target Hospitality’s industry.

Investor Contact:

Mark Schuck

(832) 702 – 8009

ir@targethospitality.com

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Exhibit 1

Target Hospitality Corp.

Consolidated Statements of Comprehensive Income

($ in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue:
Services income	$93,538	$102,996	$280,897	$236,041
Specialty rental income	52,401	56,569	156,491	113,506
Total revenue	145,939	159,565	437,388	349,547
Costs:
Services	34,035	56,899	109,469	131,605
Specialty rental	7,495	8,031	23,592	18,187
Depreciation of specialty rental assets	17,653	11,864	53,242	36,525
Gross profit	86,756	82,771	251,085	163,230
Selling, general and administrative	15,273	19,153	43,929	42,014
Other depreciation and amortization	3,838	3,556	11,482	11,136
Other expense (income), net	(71)	121	1,244	(74)
Operating income	67,716	59,941	194,430	110,154
Loss on extinguishment of debt	—	—	2,128	—
Interest expense, net	4,953	8,888	17,726	28,126
Change in fair value of warrant liabilities	2,576	20,000	(1,809)	20,374
Income before income tax	60,187	31,053	176,385	61,654
Income tax expense	14,608	12,031	40,528	19,287
Net income	45,579	19,022	135,857	42,367
Change in fair value of warrant liabilities	—	—	(1,809)	—
Net income attributable to common stockholders - diluted	45,579	19,022	134,048	42,367
Other comprehensive loss
Foreign currency translation	(21)	(37)	(47)	(102)
Comprehensive income	$45,558	$18,985	$135,810	$42,265

Weighted average number shares outstanding - basic	101,620,537	97,242,170	101,246,546	97,086,415
Weighted average number shares outstanding - diluted	105,093,694	97,242,170	105,632,139	97,086,415

Net income per share - basic	$0.45	$0.20	$1.34	$0.44
Net income per share - diluted	$0.43	$0.20	$1.27	$0.44

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Exhibit 2

Target Hospitality Corp.

Condensed Consolidated Balance Sheet Data

($ in thousands)

(unaudited)

	September 30,	December 31,
	2023	2022
Assets
Cash and cash equivalents	$105,104	$181,673
Accounts receivable, less allowance for doubtful accounts	59,459	42,153
Other current assets	6,994	12,553
Total current assets	$171,557	$236,379

Specialty rental assets, net	360,164	357,129
Goodwill and other intangibles, net	110,693	116,220
Other non-current assets	54,110	61,999
Total assets	$696,524	$771,727

Liabilities
Accounts payable	$21,247	$17,563
Deferred revenue and customer deposits	15,273	120,040
Current warrant liabilities	7,927	—
Current portion of long-term debt, net	208,126	—
Other current liabilities	41,620	53,293
Total current liabilities	294,193	190,896

Long-term debt, net	—	328,848
Warrant liabilities	—	9,737
Other non-current liabilities	64,060	41,399
Total liabilities	358,253	570,880

Stockholders' equity
Common stock and other stockholders' equity	114,999	113,164
Accumulated earnings	223,272	87,683
Total stockholders' equity	338,271	200,847
Total liabilities and stockholders' equity	$696,524	$771,727

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Exhibit 3

Target Hospitality Corp.

Condensed Consolidated Cash Flow Data

($ in thousands)

(unaudited)

	For the Nine Months Ended
	September 30,
	2023	2022

Cash and cash equivalents - beginning of period	$181,673	$23,406

Cash flows from operating activities
Net income	135,857	42,367
Adjustments:
Depreciation	54,648	37,582
Amortization of intangible assets	10,076	10,079
Other non-cash items	64,612	53,329
Changes in operating assets and liabilities	(146,681)	114,466
Net cash provided by operating activities	$118,512	$257,823

Cash flows from investing activities
Purchases of specialty rental assets	(53,662)	(84,244)
Other investing activities	(7,247)	(19,413)
Net cash used in investing activities	$(60,909)	$(103,657)

Cash flows from financing activities
Other financing activities	(134,177)	(563)
Net cash used in financing activities	$(134,177)	$(563)

Effect of exchange rate changes on cash and cash equivalents	5	(22)

Change in cash and cash equivalents	(76,569)	153,581

Cash and cash equivalents - end of period	$105,104	$176,987

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Exhibit 4

Target Hospitality Corp.

Reconciliation of Gross profit to Adjusted gross profit

($ in thousands)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Gross Profit	$86,756	$82,771	$251,085	$163,230

Adjustments:
Depreciation of specialty rental assets	17,653	11,864	53,242	36,525
Adjusted gross profit	$104,409	$94,635	$304,327	$199,755

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Exhibit 5

Target Hospitality Corp.

Reconciliation of Net income to EBITDA and Adjusted EBITDA

($ in thousands)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Net income	$45,579	$19,022	$135,857	$42,367
Income tax expense	14,608	12,031	40,528	19,287
Interest expense, net	4,953	8,888	17,726	28,126
Loss on extinguishment of debt	—	—	2,128	—
Other depreciation and amortization	3,838	3,556	11,482	11,136
Depreciation of specialty rental assets	17,653	11,864	53,242	36,525
EBITDA	$86,631	$55,361	$260,963	$137,441

Adjustments
Other expense (income), net	(71)	121	1,244	(74)
Transaction expenses	504	34	593	91
Stock-based compensation	4,835	8,398	13,948	13,548
Change in fair value of warrant liabilities	2,576	20,000	(1,809)	20,374
Other adjustments	569	469	1,619	2,509
Adjusted EBITDA	$95,044	$84,383	$276,558	$173,889

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Exhibit 6

Target Hospitality Corp.

Reconciliation of Net cash provided by operating activities to Discretionary cash flows

($ in thousands)

(unaudited)

For the Twelve Months
Ended
September 30,
2023

Net cash provided by operating activities	$166,304
Less: Maintenance capital expenditures for specialty rental assets	(13,087)
Discretionary cash flows	$153,217

Purchase of specialty rental assets	(89,706)
Purchase of property, plant and equipment	(3,466)
Acquired intangible assets	(4,547)
Proceeds from sale of specialty rental assets and other property, plant and equipment	241
Net cash used in investing activities	$(97,478)

Principal payments on finance and finance lease obligations	(1,603)
Repayment of Senior Notes	(130,500)
Payment of issuance costs from warrant exchange	(2,278)
Proceeds from issuance of Common Stock from exercise of warrants	289
Proceeds from issuance of Common Stock from exercise of stock options	1,621
Payment of deferred financing costs	(1,423)
Taxes paid related to net share settlement of equity awards	(6,818)
Net cash used in financing activities	$(140,712)

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